SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

GRATITUDE HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-170715	27-1517938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11231 US Highway One

Suite 200

North Palm Beach, Fl. 33408

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (561) 227-2727

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GRTD	OTCQB

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events

Gratitude Health Inc. deeply regrets to announce that Mr. Roy G. Warren, Founder and CEO of the company, died unexpectedly on July 1, 2019. Mr. Mike Edwards, a current member of the company’s board of directors, will assume the position as interim CEO until the company appoints a suitable replacement.

Mike Edwards is the owner and CEO of Car Pro Auto Spa in Stuart, Florida, a position he has held since 2008, and has 26 years of business experience. He previously worked as the Executive Vice President of International Sales and Marketing at the Bravo Brands International Corporation, an international drink marketing firm. Mr. Edwards also worked as an Executive for Peregrine Enterprises, a market research company that provided custom study design and implementation for a wide range of Fortune 500 clients. He also has more than two decades of experience in private financial banking.

Mr. Edwards has a Bachelor of Science degree from Florida State University, and has completed training in market research, banking, sales management, commercial lending, and credit analysis. He also served in the United States Navy Reserve as a Lieutenant for five years.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRATITUDE HEALTH, INC.

/s/ Mike Edwards
Date: July 9, 2019	By: Mike Edwards Interim Chief Executive Officer

2